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                                                                      EXHIBIT 12

                           FEDERAL EXPRESS CORPORATION
                COMPUTATION OF RATIO OF EARNINGS TO FIXED CHARGES
                                   (UNAUDITED)
                          (IN MILLIONS, EXCEPT RATIOS)


                                                                      Year Ended May 31,
                                                  ---------------------------------------------------------
                                                     2004        2003       2002        2001        2000
                                                  ----------  ---------- ----------  ----------  ----------
Earnings:
  Income before income taxes                        $   541     $   689    $   703     $   786     $   843
Add back:
  Interest expense, net of capitalized interest          64          57         74          75          82
  Amortization of debt issuance costs                     -           -          1           1           1
  Portion of rent expense representative
    of interest factor                                  583         599        594         563         575
                                                  ----------  ---------- ----------  ----------  ----------

Earnings as adjusted                                $ 1,188     $ 1,345    $ 1,372     $ 1,425     $ 1,501
                                                  ==========  ========== ==========  ==========  ==========

Fixed Charges:
  Interest expense, net of capitalized interest     $    64     $    57    $    74     $    75     $    82
  Capitalized interest                                    7          13         23          23          30
  Amortization of debt issuance costs                     -           -          1           1           1
  Portion of rent expense representative
    of interest factor                                  583         599        594         563         575
                                                  ----------  ---------- ----------  ----------  ----------

                                                    $   654     $   669    $   692     $   662     $   688
                                                  ==========  ========== ==========  ==========  ==========

Ratio of Earnings to Fixed Charges                      1.8         2.0        2.0         2.2         2.2
                                                  ==========  ========== ==========  ==========  ==========
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